                                                                     EXHIBIT 4.4

                             SUPPLEMENTAL INDENTURE

         This SUPPLEMENTAL INDENTURE, dated as of July 24, 2002, is among Technical Olympic USA, Inc., a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors:" on the signature page hereto (the "Subsidiary Guarantors"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as Trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of June 25, 2002 (the "Indenture"), pursuant to which the Company has originally issued $200,000,000 in aggregate principal amount of 9% Senior Notes due 2010 (the "Notes"); and

         WHEREAS, Section 9.01(a)(iv) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Subsidiary Guarantor to comply with Section
10.04 thereof, without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE 1.


         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE 2.


         Section 2.01. From this date, in accordance with Section 10.04 and by executing this Supplemental Indenture and the accompanying notation of Subsidiary Guarantee (a copy of which is attached hereto), the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

                                   ARTICLE 3.


         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.



                                     TECHNICAL OLYMPIC USA, INC.


                                     By /s/ Tommy L. McAden
                                        ---------------------------------------
                                        Tommy L. McAden
                                        Vice President - Finance and Chief
                                        Financial Officer

                                 SUBSIDIARY GUARANTORS:

                                 Pacific Title, L.C.


                                 By /s/ Tommy L. McAden
                                    -------------------------------------------
                                    Tommy L. McAden
                                    Vice President - Finance and
                                    Administration

                                 Banyan Trails, Inc.
                                 Engle Homes Delaware, Inc.
                                 Engle Homes Financing, Inc.
                                 Engle Homes Realty, Inc.
                                 Engle Homes, Inc.
                                 Engle Homes/Arizona Construction, Inc.
                                 Engle Homes/Arizona, Inc.
                                 Engle Homes/Atlanta, Inc.
                                 Engle Homes/Broward, Inc.
                                 Engle Homes/Colorado, Inc.
                                 Engle Homes/Georgia, Inc.
                                 Engle Homes/Gulf Coast, Inc.
                                 Engle Homes/Jacksonville, Inc.
                                 Engle Homes/Lake Bernadette, Inc.
                                 Engle Homes/North Carolina, Inc.
                                 Engle Homes/Orlando, Inc.
                                 Engle Homes/Palm Beach, Inc.
                                 Engle Homes/Pembroke, Inc.
                                 Engle Homes/Southwest Florida, Inc.
                                 Engle Homes/Texas, Inc.
                                 Engle Homes/Virginia, Inc.
                                 Greenleaf Homes, Inc.
                                 Newmark Finance Affiliate, Ltd.
                                 Newmark Finance Corporation
                                 Newmark Home Corporation
                                 Newmark Homes Business Trust
                                 Newmark Homes L.P.
                                 Newmark Homes Purchasing, L.P.
                                 NHC Homes, Inc.
                                 NMH Investments, Inc.
                                 Pacific United Development Corp.
                                 Pacific United L.P.
                                 Pembroke Falls Realty, Inc.
                                 Preferred Builders Realty, Inc.

                                 Preferred Home Mortgage Company
                                 Prestige Abstract & Title, Llc
                                 Professional Advantage Title, Ltd.
                                 PUDC, Inc.
                                 Silverlake Interests, L.C.
                                 St. Tropez At Boca Golf, Inc.
                                 Technical Mortgage, L.P.
                                 TM Investments, L.L.C.
                                 Universal Land Title Agency, Inc.
                                 Universal Land Title, Inc.
                                 Universal Land Title Investment #1, L.L.C.
                                 Universal Land Title Investment #2, L.L.C.
                                 Universal Land Title Investment #3, L.L.C.
                                 Universal Land Title Investment #4, L.L.C.
                                 Universal Land Title Of South Florida, Ltd.
                                 Universal Land Title Of Texas, Inc.
                                 Universal Land Title Of The Palm Beaches, Ltd. Universal Land Title Of Virginia, Inc.


                                 By: /s/ Tommy L. McAden
                                     ------------------------------------------
                                     Tommy L. McAden
                                     Vice President - Finance and
                                     Administration

                                 Adler Realty Co.
                                 Adro Const., Inc.
                                 The Adler Companies, Inc.
                                 TAP Acquisition Co.

                                 By: /s/ Tommy L. McAden
                                     ------------------------------------------
                                     Tommy L. McAden
                                     President


                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION, as Trustee



                                 By  /s/ Joseph P. O'Donnell
                                     ------------------------------------------
                                     Name:  JOSEPH P. O'DONNELL
                                     Title: Corporate Trust Officer